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Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                       FOR MANULIFE FINANCIAL CORPORATION


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the initial Registration Statement on Form F-3 of Manulife Financial Corporation and John Hancock Variable Life Insurance Company pertaining to John Hancock Variable Life Insurance Company's market value adjustment interests under deferred annuity contracts and Manulife Financial Corporation's subordinated guarantee relating thereto of our reports (a) dated March 18, 2008, with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2007 and 2006 and for the years then ended; and (b) dated March 19, 2007, with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2006 and 2005 and for the years then ended, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Toronto, Canada                              Chartered Accountants
November 21, 2008                            Licensed Public Accountants